UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 26, 2007

CHINA AMERICA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-87293	82-0326560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10871 NW 52 Street, Sunrise, Florida 33351

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (954) 726-1422

Sense Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01	Other Events.

As previously disclosed, effective at the close of business on November 26, 2007 Sense Holdings, Inc. amended its Articles of Incorporation to:

•	change the name of our company to China America Holdings, Inc., and

•	increase the number of our authorized shares of common stock from 350,000,000 shares to 500,000,000 shares.

Effective with these actions, the new CUSIP number for our common stock is 16939B107 and the new trading symbol on the OTC Bulletin Board for our common stock is “CAAH.” These actions did not affect the issued and outstanding common stock and no action is required by our stockholders.

Item 7.01	Regulation FD Disclosure.

On November 26, 2007 we issued a press release disclosing the effectiveness of the name change and the new trading symbol and CUSIP number. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Item 7.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated November 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AMERICA HOLDINGS, INC.

Date: November 26, 2007	By:	/s/ Dore Scott Perler
Dore Scott Perler,
Chief Executive Officer